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                                  EXHIBIT 24.1
                                  ------------


              Power of Attorney of Treasure Mountain Holdings, Inc.

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                  TREASURE MOUNTAIN HOLDINGS POWER OF ATTORNEY


        WHEREAS, the undersigned officers and directors of Treasure Mountain Holdings, Inc. (the "Company") desire to authorize Vincent De Caprio, Michael McGuinness and James Garrison to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant's registration statement described below, including all amendments and supplements thereto,

        NOW, THEREFORE,

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent De Caprio, Michael McGuinness and James Garrison, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Company's Registration Statement on Form S-1 registering shares of the Company's Common Stock to be offered by certain stockholders of the Company pursuant to a registration rights agreement executed by the Company as of September 29, 2004, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 10th day of November, 2004.

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Name                                         Capacity
----                                         --------

/s/ Vincent De Caprio             President and Chief Executive Officer
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Vincent De Caprio


/s/ Paul Citron                   Director
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Paul Citron


/s/ Donald F. Farley              Director
--------------------
Donald F. Farley


/s/ David DiGiacinto              Director
--------------------
David DiGiacinto


                                  Director
--------------
Jack Reich


/s/ Solomon Steiner               Director
-------------------
Solomon Steiner


/s/ Michael McGuinness            Principal Accounting and Financial Officer
----------------------
Michael McGuinness


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